UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2023

ARROW ELECTRONICS, INC.

(Exact Name of Registrant as Specified in Charter)

New York	1-4482	11-1806155
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

9201 East Dry Creek Road,	Centennial,	CO	80112
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (303) 824-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of the exchange on which registered
Common Stock, $1 par value	ARW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 27, 2023, Arrow Electronics China Limited, as an original seller and sellers’ agent (“Arrow Electronics”), and Arrow/Components Agent Limited, as an original seller (“Arrow Components” and Arrow Electronics, each an “Original Seller” and collectively, the “Original Sellers”) entered into a Limited Recourse Receivables Discounting Framework Agreement (the “Receivables Purchase Agreement”) with The Hongkong and Shanghai Banking Corporation Limited (the “Bank”) to sell up to USD 300 million (or such higher amount as may be agreed from time to time) of trade receivables originated by the Original Sellers (the “Transaction”). The initial term of the Transaction is one year, subject to any extension as the Bank may agree. Closing of the Transaction occurred on December 28, 2023.

Each Original Seller has made certain representations, warranties, and undertakings. These representations, warranties and undertakings: (i) have been made only for the purpose of allocating risk pursuant to the Receivables Purchase Agreement; (ii) are, in certain cases, subject to materiality qualifications contained in the Receivables Purchase Agreement which may differ from what may be viewed as material by investors; and (iii) were made as of the date of the Receivables Purchase Agreement and will be made on such other date(s) as specified therein.

The purchase of the receivables by the Bank under the Receivables Purchase Agreement during the availability period is subject to agreed eligibility criteria and limits being met. The Receivables Purchase Agreement provides for the payment by an Original Seller to the Bank of a sum equal to loss suffered by the Bank as a result of certain events, including but not limited to, any representation made by the relevant Original Seller in connection with the relevant purchased receivable being incorrect in any material respect when made.

The Receivables Purchase Agreement contains a number of termination events that may be exercised by the Bank, including: (i) an Original Seller breaching in any material respect any undertaking or other material obligation set forth in the Receivables Purchase Agreement (subject to certain exceptions); (ii) failure by an Original Seller to make the required payments pursuant to the Receivables Purchase Agreement; (iii) the occurrence or likely occurrence of an insolvency event in relation to any Original Seller; (iv) any person who has waived or released its rights to any Original Seller’s purchased receivables asserts any interest in any Original Seller’s purchased receivables; and (v) if it becomes unlawful for an Original Seller or the Bank to perform any of its obligations under the transaction documents or any of the transaction documents ceases to be legal, valid, binding, and enforceable. The Bank may also terminate the Receivables Purchase Agreement by giving not less than 21 days’ notice.

The foregoing description of the Receivables Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Receivables Purchase Agreement, which is attached hereto as Exhibit 10.1, and is incorporated by reference into this Current Report on Form 8-K.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)           EXHIBITS

Exhibit Number	Description

10.1

Limited Recourse Receivables Discounting Framework Agreement, dated as of December 27, 2023, by and among The Hongkong and Shanghai Banking Corporation Limited, Arrow Electronics China Limited and Arrow/Components Agent Limited*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW ELECTRONICS, INC.

Date:	January 2, 2024	By:	/s/ Carine Jean-Claude
		Name:	Carine Jean-Claude
		Title:	Senior Vice President, Chief Legal Officer and Secretary